UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 20, 2026

Xcel Energy Inc.
(Exact name of registrant as specified in its charter)

Minnesota
(State or other jurisdiction of incorporation)

001-3034			41-0448030
(Commission File Number)			(IRS Employer Identification No.)

414 Nicollet Mall,	Minneapolis,	Minnesota	55401
(Address of Principal Executive Offices)			(Zip Code)

(612)	330-5500
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $2.50 par value per share	XEL	Nasdaq Stock Market LLC
6.25% Junior Subordinated Notes due 2085	XELLL	Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

Xcel Energy Inc. (Xcel Energy) held its 2026 Annual Meeting of Shareholders on May 20, 2026. At the meeting, shareholders:

•Elected all ten directors nominated by the Board;
•Approved, on an advisory basis, Xcel Energy’s executive compensation as set forth in the 2026 Proxy Statement; and
•Ratified the appointment of Deloitte & Touche LLP as Xcel Energy’s independent registered public accounting firm for 2026.

Set forth below are the voting results for each of the proposals.

Proposal No. 1 — Election of Directors

Name	For	Against	Withhold	Broker Non-Votes
Megan Burkhart	500,045,720	13,896,454	879,064	47,402,582
Lynn Casey	507,881,359	6,062,918	876,961	47,402,582
Maria Demaree	510,287,848	3,616,639	916,751	47,402,582
Robert Frenzel	495,774,640	18,096,931	949,667	47,402,582
Netha Johnson	509,986,398	3,962,439	872,401	47,402,582
Patricia Kampling	505,254,803	8,641,350	925,085	47,402,582
George Kehl	507,715,095	6,154,865	951,278	47,402,582
Charles Pardee	502,188,618	11,692,790	939,830	47,402,582
Devin Stockfish	509,908,425	3,964,316	948,497	47,402,582
Timothy Welsh	506,524,959	7,354,742	941,537	47,402,582

Proposal No. 2 — Advisory Vote on Executive Compensation (Say on Pay Vote)

For	Against	Abstain	Broker Non-Votes
463,774,474	48,813,045	2,233,719	47,402,582

Proposal No. 3 — Ratification of Independent Registered Public Accounting Firm

For	Against	Abstain
542,538,119	19,035,065	650,636

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xcel Energy Inc.
(a Minnesota corporation)

	By:	/s/ AMY SCHNEIDER
Amy Schneider
Vice President, Corporate Secretary and Securities

Date: May 22, 2026